Exhibit 10.1

TRANSLATED FROM THE ORIGINAL MANDARIN

Oil Resource Exploration and Development Contract

Jianyuan Contract [2010] No.01

Party A: Sunite Right Banner Jianyuan Mining Co. Ltd

Party B: Sunite Right Banner Shengyuan Oil and Gas Technology Development Co., Ltd
(Original Name: Sunite Right Banner Shengyuan Trading Co., ltd)

（No.7 Exploration and Construction Team）

Place：Sunite Right Banner Oil Development Management Team

Date：Jan 28, 2010

This Contract arises from the Joint Exploration and Development of Oil Resources Contract (Jianyuan contract [2009] [**]) between Sunite Right Banner Jianyuan Mining Co. Ltd. and Sunite Right Banner Shengyuan Trading Co. Ltd. dated July 18, 2009. Sunite Right Banner Shengyuan Trading Company changed its name to Sunite Right Banner Shengyuan Oil and Gas Technology Development Co., Ltd., to undertake the rights and obligations under the original contract. Other than the change in the name of Party B, the name of the Contact person and the date of the Agreement, all of the terms of the original agreement remain the same and the original agreement is hereby terminated.

Pursuant to the Oil and Gas Exploration Development Contract between Party A and the Yanchang Oilfield Administration, Party A has the right to explore and develop oil resources in Sunite Right Banner domestic oilfields under exploration permit number: [**]. Pursuant to the approval of the government of Sunite Right Banner, (Sunite You Zheng [2009] No. [**]), Party A has the right to jointly explore and develop the oilfield through joint ventures with a third party. Party B volunteered to invest in the oil and gas venture exploration and development after investigating the resources in the Durimu Area. In order to clarify the rights and obligations of both parties, Party A and Party B have reached the following terms upon mutual consent,

I.             The Content of Cooperation

(1)
Project content:  Party A and Party B agree to cooperate to conduct risk exploration and development within the exploration area designated by Party A. Party B shall provide the capital for the foregoing.

(2)	Exploration Area: 174.64 square kilometers

(3)	Regional coordinates: [**]

II.            Cooperation Pattern

Party A and Party B shall cooperate in the oil exploration in the oilfield designated by Party A with capital provided by Party B. Party B shall be responsible for all of the costs and bear all of the exploration risk. Party A and Party B shall distribute the income according to the terms of this contract.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

III.           Contract Term

(1)
The Term of this Agreement is from January 28th 2010 through January 28th 2035, a total of 25 years. Upon the expiration of this Agreement, Party A agrees that Party B has the right of first refusal to request a further extension of the Agreement under identical terms.

(2)
Upon execution of the Agreement, Party B must start the exploration work in the oilfield before August 1st 2010, or Party A has the right to unconditionally withdraw the oilfield without compensation to Party B.

IV.           Agreement for Revenues and Distribution of Fees

(1)
The Parties shall distribute income from crude oil production as follows: Party A is entitled to 25% of the production, while Party B is entitled to 75% of the production (Party B’s exploration, production and administration costs will be included and will not be calculated separately).

(2)
Party B shall pay 1) RMB [**] per square kilometer as the oil resource developing surcharge, and 2) and a one-time payment of RMB [**] per year per square kilometer for a 2-year Exploration Royalty and Administration fee. (Total of RMB[**])

(3)	Party B shall provide the results of comprehensive geological information to Party A free of charge.

(4)
Party B shall pay tax and surcharge fees to the Sunite Right Banner Tax Administration Authority pursuant to applicable state laws and regulations. (Note: the parties shall be separately responsible for their own tax obligation in connection with their respective oil revenue distribution)

(5)	The local government shall determine the sales channel of the crude oil in accordance with state channels.

V.           Agreement of the Crude Oil Sale.

Party B shall be entitled to 75% of the production revenues, and Party A shall be entitled to 25%. 75% of the taxes shall be paid by Party B, and 25% by Party A.

VI.          Party A's Rights and Obligations

(1)
Party A has the right to monitor the process of exploration and development at all stages, and make site inspections to confirm the production reported by Party B.  Party B shall bear responsibility for any issues and compensate Party A accordingly.

(2)	Party A and Yanchang Oilfield Holding Ltd. are responsible for the technical support to the oilfield.

(3)	Party A shall assist Party B to coordinate with local herders, and related government departments to maintain good relationships.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VII.         Party B’s Rights and Obligations

(1)	Party B shall develop the resources with scientific planning, protecting the environment and ecology, and consistent with sustainable development principles.

(2)	Party B may do risk exploration in the oilfield and enjoy the oil exploration benefits.

(3)
Party B shall provide an annual exploration plan, oil development onsite emergency plan and single well geological engineering design reports to Party A. All the reports shall be subject to Party A’s approval before implementation. Party B has the right to determine the number of wells to be drilled in accordance with the oilfield exploration and development plan and report.  Party B’s annual investment contribution shall be no less than 10 million RMB each year.

(4)	Party B shall respect the local customs, manage relationships with local herders, and compensate the herders in accordance with applicable law.

(5)
All the geophysical prospecting and drilling exploration are subject to the approval of Party A and shall be implemented in accordance with procedures established by Party A. Party B shall provide timely and accurate reports for various statements (statements attached). Especially for a new well, Party B shall provide two copies of well completion reports within seven days of completion of drilling the well or Party A shall have the right to refuse to approve the drilling of new well.

(6)
Party B shall pay attention to safety management in the construction process, issue sound safety contingency plans and enhance security supervision. In addition, Party B shall be fully responsible for all economic compensation and legal obligations if accidents occur in the construction.

(7)
Party B is responsible for fire prevention work, and shall strictly adhere to all necessary fire prevention measures in accordance with applicable laws and regulations. If accidents, such as fire, happen, Party B shall take full responsibility and compensate Party A for all losses incurred.

(8)	Party B must comply with all applicable rules and regulations of the Sunite Banner local committee, the government and oil development Sunite Right Banner management team.

VIII.       Responsibility for Breach of Contract

(1)	Party B shall bear all economic losses and legal proceedings caused by exploration outside the area designated in this Agreement.

(2)
If Party B breaches Article VII(3) of this Agreement which requires an annual exploration investment of not less than RMB10 million, Party A has the right to withdraw the oilfield unconditionally and without compensation to Party B.

Both Parties must distribute revenues in accordance with the terms of this Agreement.  If any Party takes advantage and harms the other Party by using misleading information or advanced technologies, the breaching party shall compensate for all losses, plus a penalty of 30% of the loss to the other Party..

(3)
Party B shall not change its legal corporate name or transfer all or part of its shares to any third party without the consent of Party A. If Party B withdraws from the exploration area without the consent of Party A, Party B shall pay Party A a penalty of RMB100,000, and be responsible for all lost profits of Party A.

(4)
Other than as a result of force majeure events (e.g., earthquake, typhoon, fire, flood and war) or changes in government policies or as agreed by both Parties, neither Party shall unilaterally terminate this Agreement, otherwise, the breaching Party shall compensate the other party for all losses.

(5)	Party B must comply with relevant government rules and regulations, otherwise, party B shall bear all the consequences, and Party A has the right to take back the oilfield.

IX.          Confidentiality

(1)
All the information obtained in the construction process shall be treated as confidential information and may only be shared between the Parties. Party B shall not disclose any information to a third party, and should not publish public pictures and books. All the technological achievements in the exploration process belong to Party B, and Party A has the duty of confidentiality.

(2)	Contacts and Statement Reports

In the terms of the contract, Xiaoqiang Zhang is assigned as the contact person for Party A, and Zhiyong Chen is assigned as the contact person for Party B. The duties of Contact persons:

•	Strengthen the contact and communications between the two Parties;

•	Communicate with the other party with respect to problems and difficulties;

•	Discuss resolutions for technical problems;

Notice of a unilateral change in contact person must be provided to the other party in writing. The responsible party shall bear the corresponding liability caused by the failure to so notify.

X.            Effectiveness of the Terms of the Agreement

The Agreement comes into effect after the Agreement is signed by the two Parties’ representatives (seal), the full amount set forth in the Fourth Clause of the Agreement has been paid by Party B, and a joint management account has been established.

XI.          Others

(1)
All disputes in connection with this Agreement or the execution thereof shall be firstly settled through negotiation. If both sides fail to reach a settlement after negotiations, such dispute shall be submitted to arbitration or to the oilfield court for legal action.

(2)	The two Parties shall sign a supplemental agreement for any issues not contained in this Agreement, and such supplemental agreement shall have the same effect as this Agreement.

This Agreement is in six copies, both parties herein holding three copies.

Party A（seal）：Representative：

Party B（seal）：Representative：

Signing location:  Sunite Right Banner Oil Exploration Management Community

Signing date: 1/28/2010